Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249538

Prospectus Supplement

(To prospectus dated February 24, 2021)

5,500,000 Shares

PHX Minerals Inc.

Common Stock

We are offering 5,500,000 shares of our common stock, par value $0.01666 per share. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PHX.” The last reported sale price of our common stock on NYSE on April 14, 2021, was $2.61 per share.

We intend to use the net proceeds from this offering to fund a pending acquisition, subject to customary closing conditions, and for general corporate purposes. See “Use of Proceeds.”

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus.

	Per Share	Total
Public offering price	$2.00	$11,000,000
Underwriting discounts(1)	$0.12	$660,000
Proceeds before expenses	$1.88	$10,340,000

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters the option to purchase up to an additional 825,000 shares of our common stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock against payment therefor on or about April 20, 2021.

Book-Running Manager

Stifel

Co-Managers

Northland Capital Markets	Seaport Global Securities

Prospectus Supplement dated April 16, 2021.

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About This Prospectus Supplement

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding our common stock offered hereby. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus supplement to the terms “we,” “us,” the “Company” or other similar terms mean PHX Minerals Inc., unless we state otherwise or the context indicates otherwise.

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Where You Can Find More Information

The Company files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.phxmin.com. Other than any SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, the information available on the Company’s website or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement or the accompanying prospectus.

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Information We Incorporate by Reference

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 21, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020; and

•

our Current Reports on Form 8-K filed with the SEC on October 13, 2020, October 14, 2020, December 7, 2020, January  21, 2021, February  8, 2021 (relating to Item 5.02), March  8, 2021, April 8,  2021 (relating to Items 1.01 and 2.03), and April 15, 2021 (relating to Item 1.01).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Attention: Corporate Secretary

Telephone: (405) 948-1560

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Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our financial position, business strategy, plans and objectives of management for future operation and industry conditions are forward-looking statements.

Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “will,” “may” and similar expressions are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	our ability to execute our business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on our properties;

•	estimates of quantities, and the respective values, of oil, NGL and natural gas reserves;

•	general economic or industry conditions;

•	public health crises, such as the COVID-19 pandemic, and any related actions taken by businesses and governments;

•	legislation or regulatory requirements;

•	conditions of the securities markets;

•	our ability to raise capital;

•	changes in accounting principles, policies or guidelines;

•	financial or political instability;

•	acts of war or terrorism;

•	title defects in the properties in which we invest;

•	other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices; and

•

other risks described in this prospectus supplement or the accompanying prospectus or incorporated by reference through the Company’s filings with the SEC, including in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

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All forward-looking statements, expressed or implied, included in this prospectus supplement and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

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Summary

This summary highlights information about us and our common stock being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. For a more complete understanding of our Company, we encourage you to read this prospectus supplement, including the information incorporated by reference in this prospectus supplement and the other documents to which we have referred you.

PHX Minerals Inc.

PHX Minerals Inc. is an Oklahoma City-based company focused on perpetual natural gas and oil ownership in resource plays across the United States. In addition, as part of the evolution of our company, we own legacy interests in leasehold acreage and non-operated interests in natural gas and oil properties. Our principal business is maximizing the value of our existing mineral and royalty assets through active management and expanding our asset base through acquisitions of additional mineral and royalty interests.

At the end of 2019, the Company made the strategic decision to cease taking any working interest positions on its mineral and leasehold acreage and plans to uphold this strategy going forward. Thus, while we previously have been an active working interest participant in wells drilled on our mineral and leasehold acreage, we have decided to focus on growth through mineral acquisitions in the core of areas with active development activity by reputable and well capitalized operators and through development of our significant mineral acreage inventory in our core areas of focus, which include the SCOOP/STACK and Arkoma Stack plays in Oklahoma, the Permian Basin in Texas and New Mexico and the Bakken/Three Forks play in North Dakota. The Company did not participate as a working interest partner in any new wells during fiscal year 2020, nor in fiscal year 2021.

We believe the following attributes position the Company to achieve its objectives and attract investment:

•

Growth via accretive mineral acquisitions. We intend to grow our minerals footprint via accretive acquisitions of targeted assets in the core of highly economic, resource-rich plays where we expect operators to continue deploying rigs and capital to develop our existing mineral and royalty interests, even in low commodity price environments. Moreover, our strategic decision to focus solely on mineral and royalty ownership provides us with the ability to grow our business without incurring significant additional costs.

•

Growth underpinned by complete technical evaluation. We have a management and technical team with over 20 years of industry experience which enables us to conduct deal evaluations that are based on a sound technical, geologic and engineering framework. In making investment decisions, we intend to adhere to our key acquisition criterions which include a geologic validation via existing production, line of sight to development from activity through well capitalized operators and a return in excess of our cost of capital.

•

Energy down-cycle provides an opportunity to leverage our public currency for consolidation. We believe that the minerals and royalty space is highly fragmented with multiple private, family-owned or sponsor-backed mineral operators. We intend to leverage our public currency in acquisitions as potential mineral sellers grapple with monetization due to the lack of a robust capital markets backdrop.

•

Seasoned Management and Technical Team. We have a management and technical team with extensive experience and relationships in the oil and gas industry and a proven track record of creating value through technically driven analysis.

As of December 31, 2020 pro forma for January and April 2021 acquisitions, we own approximately 254,974 perpetual net mineral acres, as detailed in the table below:

Play	Net Acres	% Producing	% Leased But Not Producing	% Unleased	Gross PDP Wells	% of Production (Mmcfe/d)
Arkoma Stack	11,576	65%	2%	33%	357	21%
Bakken/Three Forks	3,106	89%	0%	11%	549	5%
Eagle Ford	N/A	N/A	N/A	N/A	86	7%
Fayetteville	9,871	72%	0%	28%	1,344	20%
Haynesville	471	100%	0%	0%	35	5%
Permian	38,788	8%	15%	77%	135	1%
SCOOP	6,930	45%	27%	28%	576	10%
STACK	5,831	89%	5%	6%	313	16%
Other(1)	178,401	19%	3%	78%	3,708	15%

Total:	254,974	25%	5%	70%	7,103	100%

(1)

The “Other” category consists of mineral acres not included in any named resource plays. These mineral acres are located in the following states: Arkansas, Colorado, Florida, Indiana, Kansas, Montana, North Dakota, New Mexico, Oklahoma, South Dakota, Texas, and Wyoming.

Corporate Information

The Company’s principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 948-1560.

Recent Developments

Pending Mineral Acquisitions

On April 14, 2021, we entered into a purchase and sale agreement with the undisclosed owners of certain mineral and royalty assets, pursuant to which we have agreed to acquire 2,698 net royalty acres (“NRAs”) in the SCOOP play (the “Acquisition”). The aggregate consideration to be delivered to the sellers at the closing of the Acquisition will consist of approximately $12.0 million (80% in cash and 20% in PHX common stock), subject to customary adjustments. We expect the Acquisition to close in PHX’s third quarter of 2021, subject to satisfaction of specified closing conditions. The effective date of the Acquisition will be November 1, 2020.

We estimate that the asset purchased in the Acquisition (the “Acquired Assets”) will have current and next twelve months production of 0.53 and 0.58 Mmcfe/d (on a 6:1 basis), respectively and consist of 0.24 net (103 gross) proved developed producing wells, 0.05 net (17 gross) drilled but uncompleted wells, and 0.00 net (4 gross) permit locations. We also estimate that Acquired Assets include 2.59 net (609 gross) identified undeveloped locations as of March 31, 2021. As of March 31, 2021, the key operators of the Acquired Assets were Continental Resources, Inc. (“Continental”), Marathon Petroleum Corporation, Ovinitiv Inc., and Camino Natural Resources.

The Acquired Assets are located in the SCOOP play and consist of 2,698 NRAs, including 1,671 NRAs from mineral interests in Continental’s SpringBoard III area of interest primarily in Stephens, Carter, and Garvin Counties, OK. There are currently two rigs running within 2.5 miles of the Acquisition acreage.

The Acquired Assets have attractive geology with the ability to deliver quality well performance across the acreage position, most notably in Continental’s SpringBoard III area as illustrated by the strong performance of the recently drilled SpringBoard III and IV, Woodford and Sycamore wells. Given Continental’s recently highlighted well outperformance and other operator activity in the area, we believe that PHX has acquired an attractive mineral position with leverage to a best in-class, active operator.

The table below summarizes key information for the pending Acquisition.

Play	Net Royalty Acreage	Daily Production (Mcfe/d)	Gross Producing Wells	Net Producing Wells	Gross Drilled but Uncompleted Wells	Net Drilled but Uncompleted Wells	Gross Permitted Locations	Net Permitted Locations	Gross Undeveloped Locations	Net Undeveloped Locations	Active Rigs
SCOOP	2,698	529	103	0.24	17	0.05	4	0.00	609	2.59	2

The Offering

The summary below describes the principal terms of this offering of our common stock. Refer to the section of the accompanying prospectus entitled “Description of Capital Stock” for a more detailed description of our common stock. As used in this section, the terms “us,” “we” or “our” refer to PHX Minerals Inc. and not any of its subsidiaries.

Issuer	PHX Minerals Inc., an Oklahoma corporation.

Common Stock Offered	5,500,000 shares.

Underwriters’ Option to Purchase Additional Shares	Up to 825,000 shares.

Common Stock to Be Outstanding After This Offering	27,934,403 shares (28,759,403 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions but before deducting estimated offering expenses payable by us for this offering, will be approximately $10.3 million (or approximately $11.9 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering to fund the Acquisition, subject to customary closing conditions, and for general corporate purposes.

NYSE Symbol	Our common stock is listed on NYSE under the symbol “PHX.”

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of risks you should carefully consider before deciding to invest in our common stock.

The number of shares to be outstanding after this offering is based on 22,434,403 shares of common stock outstanding as of March 31, 2021, which number excludes any shares of common stock issuable under our equity compensation plans.

Risk Factors

Investing in our common stock involves risks. In considering whether you should invest in our common stock, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, under Part I, Item 1A “Risk Factors.” You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price for our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us as described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For more information see “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Business

The ongoing COVID-19 pandemic may adversely affect our business, financial condition and results of operations.

The global spread of the ongoing COVID-19 pandemic (“COVID-19”) has created significant uncertainty and economic disruption, as well as heightened volatility in the prices of oil and natural gas. The negative impact on worldwide demand for oil and natural gas resulting from COVID-19 led to a precipitous decline in oil prices. Oil and natural gas prices are expected to continue to be volatile as a result of these events and COVID-19 outbreak, and as changes in oil and natural gas inventories, oil demand and economic performance may continue. The magnitude of the impact of the COVID-19 pandemic will depend on the duration and extent of the pandemic, including increases in COVID-19 case counts, any additional waves of the virus, new variants of the virus and the availability and ultimate efficacy of the vaccine on new variants of the virus. Sustained low oil prices due to COVID-19 could result in the events discussed in the immediately preceding risk factor, which could have a material adverse effect on our business and financial results. We are unable to predict the ultimate adverse impact of COVID-19 on our business, which will depend on numerous evolving factors and future developments, including the pandemic’s ongoing effect on the demand for oil and natural gas and the response of the overall economy and the financial markets after governmental restrictions are eased or after an effective treatment becomes available.

We may be subject to information technology system failures, network disruptions, cyber-attacks or other breaches in data security.

The oil and natural gas industry in general has become increasingly dependent upon digital technologies to conduct day-to-day operations, including certain exploration, development and production activities. We use digital technology to estimate quantities of natural gas, oil and NGL reserves, process and record financial data and communicate with our employees and third parties. Power, telecommunication or other system failures due to hardware or software malfunctions, computer viruses, vandalism, terrorism, natural disasters, fire, human error or by other means could significantly affect the Company’s ability to conduct its business. Though we have implemented complex network security measures, stringent internal controls and maintain offsite backup of all crucial electronic data, there cannot be absolute assurance that a form of system failure or data security breach will not have a material adverse effect on our financial condition and operations results. For instance, unauthorized access to our reserves information or other proprietary or commercially sensitive information could lead to data corruption, communication interruption or other disruptions in our operations or planned business transactions, any of which could have a material adverse impact on our results of operations. Further, as cyber-attacks continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber-attacks. The implementation of social distancing measures and other limitations on our workforce in response to the COVID-19 pandemic have necessitated portions of our workforce switching to remote work arrangements. The increase in companies and individuals working remotely has increased the frequency and scope of cyber-attacks and the risk of potential cybersecurity incidents, both deliberate attacks and unintentional events. While, to date, we have not had a significant cybersecurity breach or attack that had a material impact on our business or results of operations, if we were to be subject to a material successful cyber intrusion, it could result in remediation or service restoration costs, increased cyber protection costs, lost revenues, litigation or regulatory actions by governmental authorities, increased insurance premiums, reputational damage and damage to our competitiveness, financial condition, results of operations and cash flows.

Future legislative or regulatory changes may result in increased costs and decreased revenues, cash flows and liquidity.

Companies that operate wells in which the Company owns a working interest are subject to extensive federal, state and local regulation. The Company, as a working interest owner, is therefore indirectly subject to these same regulations. New or changed laws and regulations such as those described below could have a material adverse effect on our business. In particular, changes in law or regulation related to hydraulic fracturing or greenhouse gases could potentially increase capital, compliance and operating costs significantly, as well as halt or delay the further development of oil and gas reserves on the Company’s properties.

Federal Income Taxation

We are subject to U.S. federal income tax, as well as income or capital-based taxes in various states, and our operating cash flow is sensitive to the amount of income taxes we must pay. Income taxes are assessed on our revenue after consideration of all allowable deductions and credits. Changes in the types of earnings that are subject to income tax, the types of costs that are considered allowable deductions or the rates assessed on our taxable earnings would all impact our income taxes and resulting operating cash flow.

Congress passed legislation in December 2017, commonly referred to as the Tax Cuts and Jobs Act (the “Tax Reform Legislation”), that significantly affects U.S. tax law. The Tax Reform Legislation contains a number of changes to the manner in which the U.S. imposes income tax on multinational corporations. Although the changes include a permanent reduction to the corporate income tax rate, other changes may negatively affect the Company. These provisions include, for example, significant additional limitations on the deductibility of interest expense and net operating losses and the repeal of the domestic production activity deduction. In addition, compliance with the Tax Reform Legislation and ensuing regulations will require complex computations and accumulation of information not previously required or regularly produced.

Further revisions to U.S. tax law, such as a reversal of the corporate income tax rate reduction, the repeal of the percentage depletion allowance, the repeal of expensing for intangible drilling costs or the repeal of enhanced bonus depreciation, could have a materially adverse effect on our business. Moreover, the U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how we apply U.S. tax law, with a corresponding impact on the results of our operations for the periods affected.

Hydraulic Fracturing and Water Disposal

The vast majority of natural gas and oil wells drilled in recent years have been, and future wells are expected to be, hydraulically fractured as a part of the process of completing the wells and putting them on production. This is true of the wells drilled in which the Company owns an interest. Hydraulic fracturing is a process that involves pumping water, sand and additives at high pressure into rock formations to stimulate natural gas and oil production. In developing plays where hydraulic fracturing, which requires large volumes of water, is necessary for successful development, the demand for water may exceed the supply. A lack of readily available water or a significant increase in the cost of water could cause delays or increased completion costs.

In addition to water, hydraulic fracturing fluid contains chemical additives designed to optimize production. Well operators are being required in certain states to disclose the components of these additives. Additional states and the federal government may follow with similar requirements or may restrict the use of certain additives. This could result in more costly or less effective development of wells.

Once a well has been hydraulically fractured, the fluid produced from the fractured wells must be either treated for reuse or disposed of by injecting the fluid into disposal wells. Injection well disposal processes have been, and continue to be, studied to determine the extent of correlation between injection well disposal and the occurrence of earthquakes. Certain studies have concluded there is a correlation, and this has resulted in the cessation of or the reduction of injection rates in certain water disposal wells, especially in northern Oklahoma.

Efforts to regulate hydraulic fracturing and fluid disposal continue at the local, state and federal level. New regulations are being considered, including limiting water withdrawals and usage, limiting water disposition, restricting which additives may be used, implementing statewide hydraulic fracturing moratoriums and temporary or permanent bans in certain environmentally sensitive areas. Public sentiment against hydraulic fracturing and fluid disposal and shale production could result in more stringent permitting and compliance requirements. In addition, President Biden has declared that he would support federal government efforts to limit or prohibit hydraulic fracturing These declaration include threats to take actions banning hydraulic fracturing of crude oil and natural gas wells and banning new leases for production of minerals on federal properties, including onshore lands and offshore waters. On January 20, 2021, the Acting Secretary for the Department of the Interior signed an order suspending new fossil fuel leasing and permitting on federal lands for 60 days. Consequences of these actions could potentially increase capital, compliance and operating costs significantly, as well as delay or halt the further development of gas and oil reserves on the Company’s properties.

Any of the above factors could have a material adverse effect on our financial position, results of operations or cash flows.

Climate Change

Certain studies have suggested that emission of certain gases, commonly referred to as “greenhouse gases,” may be impacting the earth’s climate. Methane, the primary component of natural gas, and carbon dioxide, a byproduct of burning natural gas and oil, are examples of greenhouse gases. Various state governments and regional organizations are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as gas and oil production equipment and operations.

Legislation to regulate greenhouse gas emissions has periodically been introduced in the U.S. Congress, and such legislation may be proposed in the future. In addition, in December 2015, the United States joined the international community at the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change in Paris, France, in preparing an agreement which set greenhouse gas emission reduction goals every five years beginning in 2020. This “Paris Agreement” was signed by the United States in April 2016 and entered into force in November

2016. To help achieve these reductions, federal agencies addressed climate change through a variety of administrative actions. The U.S. Environmental Protection Agency (the “EPA”) issued greenhouse gas monitoring and reporting regulations that cover natural gas and oil facilities, among other industries. However, on June 1, 2017, the President of the United States announced that the United States planned to withdraw from the Paris Agreement and to seek negotiations to either reenter the Paris Agreement on different terms or establish a new framework agreement. The Paris Agreement provides for a four-year exit process beginning when it took effect in November 2016, which resulted in an exit in November 2020. However, on January 20, 2021, President Biden signed an Executive Order to reverse the withdrawal. The terms on which the United States may reenter the Paris Agreement, or a separately negotiated agreement are unclear at this time.

Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gases could require our operators to incur additional operating costs, such as costs to purchase and operate emissions controls, to obtain emission allowances or to pay emission taxes and reduce demand.

Failure to maintain effective internal controls in future periods could impact the Company’s ability to report accurately and on a timely basis our financial condition and results of operations.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (“SOX”) and the NYSE rules and regulations. SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K filing for each year, as required by Section 404 of SOX. We previously had identified a material weakness in our internal control over financial reporting relating to the completeness and accuracy of the Company’s oil, NGL and natural gas sales revenue accrual, which weaknesses existed during, and was reported in our Quarterly Report on Form 10-Q for, the period ended March 31, 2020. To remediate this material weakness, changes were subsequently made to the Company’s internal control for validating the Company’s interests in new wells. Specifically, management implemented an additional control that requires the validation of interest ownership by a review of source documentation for the new well revenue accrual, which control management believes is now operating effectively.

While we believe we have remediated the material weaknesses as of June 30, 2020, we cannot assure you that this or any other material weakness will not continue to exist or occur or otherwise be discovered in the future. Any failure to maintain internal controls over financial reporting could result in material weaknesses or material misstatements in our financial statements in the future. Any such failure could harm our financial condition and operating results and could cause stockholders to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our securities, including shares of our common stock.

Risks Related to Ownership of Our Common Stock

The price at which our common stock trades may be volatile. Accordingly, stockholders could lose all or part of their investment.

The price at which our common stock trades may be volatile and may fluctuate due to factors such as the following:

•	fluctuations in oil and gas prices;

•	actual or anticipated fluctuations in our financial condition and operating results;

•	our historical and anticipated operating results;

•	variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

•	stock price and volume fluctuations attributable to inconsistent trading volume levels of our common stock;

•	announcements of proposed acquisitions by us or our competitors, including the challenges associated with, and the ability to achieve benefits from, future acquisitions;

•	announcements or expectations of additional debt or equity financing transactions;

•	announcement or imposition of restrictive governmental actions; and

•	investor perceptions of our company and comparable public companies.

Fluctuations may be unrelated or disproportionate to Company performance. These fluctuations may result in a material decline in the trading price of our common stock and you could lose a substantial part or all of your investment in our common stock. Additionally, the price of our common stock in this offering will be negotiated between us and the underwriters and may not be indicative of the market price of our common stock after this offering.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our share price and trading volume.

Research analysts publish their own quarterly projections regarding our operating results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our share price may decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us downgrades our common stock or publishes unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Future sales or dispositions of substantial amounts of our common stock could affect the market price of our common stock.

The prevailing market price of our common stock and our ability to raise capital in the future could be adversely affected by any of the following: future sales into the public market, whether by us or any of our security holders, of substantial amounts of our common stock or other securities convertible or exchangeable into shares of our common stock, including shares issued upon the exercise of options or warrants or upon the vesting of restricted stock units; other substantial dispositions of our common stock or other such convertible or exchangeable securities in connection with potential acquisitions or business combinations; and perceptions that such sales and/or conversions or exchanges could occur. We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights, which ability could adversely affect the voting power of the holders of our common stock and reduce the likelihood that such holders will receive dividend payments. Any such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock, or even the ability to issue preferred stock, could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

If we cannot meet the NYSE continued listing requirements, the NYSE may delist our common stock.

Our common stock is currently listed on the NYSE. In the future, if we are unable to meet the continued listing requirements of the NYSE, including, among other things, (i) the requirement of maintaining a minimum average closing price of $1.00 per share over a consecutive 30 trading-day period and (ii) the requirement of maintaining an average market capitalization of not less than $50 million over a 30 trading-day period with, at the same time, stockholders’ equity not less than $50 million, we would fall below compliance standards and risk having our common stock delisted. In addition, in the event of an abnormally low share price of our common stock and/or we fail to maintain an average market capitalization of at least $15 million over a 30-trading day period, we would be subject to immediate delisting under the NYSE’s rules without any opportunity to cure. A delisting of our common stock could negatively impact us by, among other things, the following:

•	causing the Company’s shares to be transferred to a more limited market than the NYSE, which could affect the market price, trading volume, liquidity and resale price of such shares;

•	reducing the number of investors, including institutional investors, willing to hold or acquire our common stock, which could negatively impact our ability to raise equity;

•	decreasing the amount of news and analyst coverage relating to us;

•	limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and

•	impacting our reputation and, as a consequence, our business.

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2020:

•	on an actual basis;

•	as adjusted to give effect to the issuance and sale of our common stock in this offering (assuming no exercise of the underwriters’ option); and

•	as further adjusted to give effect for the cash and equity consideration for the Acquisition.

You should read this table in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement, the notes thereto and the other financial data incorporated by reference in this prospectus supplement.

	As of December 31, 2020
	Actual	As adjusted	As further adjusted
Cash and Cash Equivalents	$1,163,818	$11,503,818	$1,956,818
Long-term debt(1)	27,000,000	27,000,000	27,000,000
Stockholders’ equity
Common Stock, $0.01666 par value; 24,000,500 shares authorized; 22,800,681 issued at December 31, 2020(2)	379,859	471,489	491,481
Capital in excess of par value	10,678,906	20,927,276	23,307,284
Deferred directors’ compensation	1,918,534	1,918,534	1,918,534
Retained earnings	55,192,444	55,192,444	55,192,444
	68,169,743	78,509,743	80,909,743
Less treasury stock, at cost: 390,267 shares at December 31, 2020	(5,833,857)	(5,833,857)	(5,833,857)
Total stockholders’ equity	$62,335,886	$72,675,886	$75,075,886
Total liabilities and stockholders’ equity	$97,898,849	$108,238,849	$110,638,849

(1)

Long-term debt consists of the Company’s $200.0 million credit facility. The borrowing base under the credit facility was $30.0 million as of December 31, 2020, and includes a quarterly commitment reduction whereby the borrowing base is reduced by $600,000 each January 15, April 15, July 15 and October 15. At December 31, 2020, the Company had $27.0 million outstanding and had $3.0 million of borrowing base availability under the credit facility, which had an effective interest rate of 4.25%. At March 31, 2021, the Company had $23.5 million outstanding and had $5.9 million of borrowing base availability.

(2)	36,000,500 shares authorized as of March 31, 2021.

Use of Proceeds

The Company estimates the net proceeds from this offering will be approximately $9.9 million, after deducting the underwriting discount and estimated expenses payable by the Company in this offering (or $11.5 million if the underwriters exercise their over-allotment option in full).

The Company intends to use the net proceeds from the issuance and sale of our common stock to fund the Acquisition, subject to customary closing conditions. On April 14, 2021, we entered into a purchase and sale agreement with the undisclosed owners of certain mineral and royalty assets, pursuant to which we have agreed to acquire 2,698 NRAs in the SCOOP play. We expect the Acquisition to close in PHX’s third quarter of 2021, subject to satisfaction of specified closing conditions. The effective date of the Acquisition will be November 1, 2020. While we expect to complete the Acquisition, there can be no assurance that it will be completed. The obligation of the Company to consummate the Acquisition is subject to, at the Company’s option, the closing of the offering and the Company’s receipt of the proceeds of the offering on or prior to the closing of the Acquisition. There are no penalties or financial consequences for the Company failing to complete the offering under the purchase agreement.

In addition to funding the Acquisition, the Company intends to use the net proceeds from the offering for general corporate purposes.

Price of Common Stock and Dividend Policy

Our common stock is listed on NYSE under the symbol “PHX.” As of March 31, 2021, there were 22,434,403 shares of our common stock outstanding and there were approximately 1,283 holders of record of our common stock.

On March 2, 2021, our board of directors approved a payment of a one cent per share quarterly dividend, payable on June 4, 2021, to stockholders of record on May 20, 2021. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions our board of directors deems relevant. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends.

On April 14, 2021, the last reported sale price of our common stock on NYSE was $2.61.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

General

The following is a general discussion of certain U.S. federal income tax considerations related to the ownership and disposition of shares of our common stock by a non-U.S. holder, as defined below, that acquires shares of our common stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold shares of our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, including (i) any U.S. federal tax laws other than income tax laws, such as gift or estate tax laws, (ii) state, local or non-U.S. tax considerations or (iii) the tax considerations that may apply to certain investors, including, without limitation, banks or other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies or investors therein, brokers, dealers or traders in securities, grantor trusts, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, persons liable for the alternative minimum tax, pension plans, former citizens or long-term residents of the United States or persons that will hold or dispose of shares of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass through entities such as subchapter S corporations (or investors in such entities or arrangements).

This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

For purposes of this discussion, a “U.S. person” is any person or entity that, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes (and each partner or other member thereof) will generally depend upon the status and activities of the partnership and such partner or member. An entity or arrangement treated as a partnership considering an investment in shares of our common stock (and any partner or member thereof) should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to the ownership and disposition of shares of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME OR OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Tax Considerations Related to an Investment in Shares of Our Common Stock

Distributions on Shares of Our Common Stock

If we make cash or property distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that during future years a distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated first as a tax-free return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in shares of our common stock. Then, any remaining excess (determined separately for each share) will be treated as gain from a sale or exchange of shares of our common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock” below.

Subject to the summaries below regarding backup withholding and FATCA, dividends paid on shares of our common stock to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of a reduced withholding rate under an applicable income tax treaty generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form), and certify under penalties of perjury that such holder is not a United States person and is eligible for the benefits of the applicable tax treaty or (ii) if shares of our common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock

Subject to the summary below regarding backup withholding, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax, unless: (i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes (“USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder’s holding period for our common stock.

Gain described in (ii) above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we currently are, and we expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury regulations), our common stock will be treated as United States real property interests only for a non-U.S. holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period) more than 5% of such regularly traded stock. Non-U.S. holders should consult their own tax advisors regarding the application of this regularly traded exception.

Unless an applicable income tax treaty provides otherwise, to the extent the regularly traded exception does not apply to the non-U.S. holder, gain recognized by the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to a United States person. The non-U.S. holder generally would be required to file a U.S. federal income tax return. Non-U.S. holders should consult their own tax advisors about the consequences of us being a USRPHC.

Effectively Connected Income and Gain

If a non-U.S. holder’s income and gain in respect of common stock is effectively connected with the conduct of a United States trade or business, and, if provided by an applicable tax treaty, such income and gain is attributable to a United States permanent establishment, then such non-U.S. holder will be subject to regular U.S. federal income tax on this income and gain in generally the same manner as a U.S. person, and U.S. federal income tax return filing requirements will apply. In addition, a corporate non-U.S. holder may be subject to a branch profits tax at a rate of 30% (or an applicable lower treaty rate) on its effectively connected adjusted earnings and profits for the taxable year. To obtain an exemption from withholding on dividends on common stock that are effectively connected with the conduct of a United States trade or business, a non-U.S. holder must generally supply to the withholding agent an applicable IRS Form W-8ECI or successor form.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder on shares of our common stock and the tax, if any, withheld with respect to those dividends. Copies of the information returns reporting those dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident or is organized under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other taxable dispositions of shares of our common stock to or through a U.S. office (and, in certain cases, a non-U.S. office) of a broker.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to shares of our common stock (including dividends and proceeds of sales or other taxable dispositions). A non-U.S. holder generally may eliminate the requirement for information reporting (other than in respect of dividends, as described above) and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or an appropriate successor form), or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of backup withholding and the availability of (and procedure for obtaining) an exemption from backup withholding in their particular circumstances.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting and due diligence requirements in respect of their direct and indirect U.S. security holders and/or U.S. accountholders unless a specified exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such payments would include dividends paid in respect of our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation for their investment in our common stock.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated (“Stifel”) is acting as representative and book-running manager, the following respective numbers of shares:

Underwriter	Number of Shares
Stifel, Nicolaus & Company, Incorporated	4,125,000
Northland Securities, Inc.	687,500
Seaport Global Securities LLC	687,500

Total	5,500,000

The underwriting agreement provides that the underwriters are severally, and not jointly, obligated to purchase all the shares in the offering if any are purchased, other than those shares covered by the option described below.

We have granted the underwriters a 30-day option to purchase up to an aggregate of 825,000 additional shares at the offering price set forth on the cover of this prospectus supplement. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above.

Commissions and Discounts

The underwriters have advised us that they initially propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.072 per share. If all of the shares are not sold at the initial public offering price, the representative may change the public offering price, concession and other selling terms. The following table summarizes the compensation and estimated expenses that we will pay:

	Per Share	Without Option Exercise	Full Option Exercise
Public offering price	$2.00	$11,000,000	$12,650,000
Underwriting discount	$0.12	$660,000	$759,000
Proceeds, before expenses, to us	$1.88	$10,340,000	$11,891,000

We estimate that our out-of-pocket expenses for this offering will be approximately $400,000. We have also agreed to reimburse the underwriters for certain of its expenses as set forth in the underwriting agreement.

No Sales of Similar Securities

We and our directors and executive officers have agreed that, for a period of 60 days after the date of this prospectus supplement, we and they will not directly or indirectly, without the prior written consent of Stifel (1) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and any other securities of the Company that are substantially similar to the common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase common stock), (2) in the case of the Company, file or cause to become effective a registration statement under the Act relating to the offer and sale of any shares of common stock or any other securities of the Company that are substantially similar to common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase common stock, (3) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (3) above is to be settled by delivery of shares of common stock or other securities, in cash or otherwise, or (4) publicly disclose the intention to do any of the foregoing.

Stifel, in its discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the shares of common stock and other securities from lock-up agreements, Stifel may consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

These lock-up restrictions are subject to certain specific exceptions, including the stock consideration to be paid at closing of the Acquisition and the filing of a resale registration statement in connection with the issuance of such stock consideration and, in the case of the executive officers and directors, (i) transfers of shares as bona fide gifts, provided that the recipient of the shares agrees in writing to be bound by the same restrictions on transfers or other dispositions, and (ii) dispositions to any trust for the direct or indirect benefit of such holder or such holder’s immediate family, provided that such trust agrees in writing to be bound by the same restrictions on transfers or other dispositions.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PHX.” On April 14, 2021, the closing price of our common stock was $2.61.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, in connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters are not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing shares of common stock in the open market.

•

Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares of common stock through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the shares of common stock originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

•

In passive market making a market maker in the common stock who is an underwriter or prospective underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. The underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

i.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

ii.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

iii.	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

i.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

ii.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

iii.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the Financial Instruments and Exchange Law, and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuing prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Experts

The financial statements of PHX Minerals Inc., incorporated by reference in PHX Minerals Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of PHX Minerals Inc’s internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, relating to the Company’s oil, NGL and natural gas reserves, has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, given on the authority of said firm as experts in petroleum engineering.

Legal Matters

Derrick & Briggs, LLP will pass upon the validity of our common stock for us. Certain legal matters relating to the offering of our common stock will be passed upon for us by Baker & Hostetler LLP and will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Houston, Texas.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Selling Stockholder

153,375 Shares of Our Common Stock

This prospectus will allow us to issue up to an aggregate of $75,000,000 of our Common Stock, preferred stock, debt securities, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

This prospectus may also be used by the selling stockholder (as defined below), from time to time in one or more offerings, of up to 153,375 shares of our Common Stock held by such selling stockholder at prices and on terms that will be determined at the time of any such offerings. “Selling stockholder” refers to the selling stockholder named in this prospectus or in any supplement to this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholder. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. We have agreed to bear certain expenses of the registration of the Common Stock, under the federal securities laws, on behalf of the selling stockholder.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of February 5, 2021, the aggregate market value of our Common Stock held by non-affiliates, or the public float, is approximately $70.0 million, which was calculated based on 21,545,301 shares of our outstanding Common Stock held by non-affiliates as of February 5, 2021, at a price of $3.25 per share, which was the closing price of our Common Stock on the NYSE on January 20, 2021. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our Common Stock is traded on the NYSE under the symbol “PHX.” On February 5, 2021, the last reported sales price of our Common Stock was $3.22 per share.

The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, pursuant to such shelf registration process, certain selling stockholders may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also provide a prospectus supplement that will contain specific information about the terms of any offering by the selling stockholder. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to PHX Minerals Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

ABOUT PHX MINERALS INC.

Overview

PHX Minerals Inc. is an Oklahoma City-based natural gas and oil mineral company with a strategy to proactively grow its mineral position in our core areas of focus. The Company owns approximately 253,000 net mineral acres principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas. Approximately 71% of this mineral count is unleased and undeveloped.

Corporate Information

The Company’s principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 948-1560.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be contained or incorporated by reference in any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and any prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.phxmin.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on the Company’s website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to documents containing such information. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 21, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020;

•	our Current Reports on Form 8-K filed with the SEC on October 13, 2020, October 14, 2020, December 7, 2020 and January 21, 2021; and

•	the description of our capital stock in our Registration Statement on Form S-8, filed with the SEC on August 13, 2020.

All future documents, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Attention: Corporate Secretary

Telephone: (405) 948-1560

USE OF PROCEEDS

The use of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

We will not receive any proceeds from the sale of our securities owned by the selling stockholder.

SELLING STOCKHOLDER

This prospectus also relates to the offer and sale from time to time of up to 153,375 shares of our Common Stock by the stockholder identified in the table below, who we refer to in this prospectus as the “selling stockholder.” The selling stockholder identified below may currently hold or acquire at any time shares of Common Stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below has or shares, directly or indirectly, voting and investment power with respect to the shares beneficially owned by them, subject to any applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 817 Irish Lane, Edmond, Oklahoma 73003.

The information in the table below (other than the percentage of our outstanding Common Stock beneficially owned) in respect of the selling stockholder was furnished by or on behalf of the selling stockholder and is as of February 5, 2021. Except as may be noted in this section, the selling stockholder has not, nor within the past three years has it had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholder upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholder(s).

The selling stockholder is not obligated to sell any of the shares of our Common Stock offered by this prospectus. Because the selling stockholder identified in the table may sell some or all of the shares of our Common Stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholder upon termination of this offering. In addition, subject to the Agreements for Purchase and Sale, dated as of August 24, 2020, as amended, between us and Red Stone Resources, LLC (the “Purchase Agreements”), the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Therefore, for purposes of the following table we have assumed that the selling stockholder will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus, but will not sell any other shares of our Common Stock that it currently owns. Shares in the table below refer to shares of our outstanding Common Stock.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

	Common Stock
Name of Selling Stockholder	Number of Shares Beneficially Owned as of February 5, 2021	Number of Shares Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering(1)
Red Stone Resources, LLC(2)(3)	153,375	153,375	—	*

*	Represents beneficial ownership of less than one percent of shares outstanding.

(1)

We do not know when or in what amounts the selling stockholder may offer shares of Common Stock for sale. The selling stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholder will sell all of its shares of our Common Stock covered by this prospectus.

(2)	In addition to the acquisitions effected between the Company and selling stockholder pursuant to the Purchase Agreements, the Company also acquired mineral assets from the selling stockholder in 2019.
(3)

Red Stone Resources, LLC (“RSR”) directly owns the reported securities and its principal business address is 817 Irish Lane, Edmond, Oklahoma 73003. Sanjit Bhattacharya and Topan Bhattacharya are listed as the managers of RSR in the RSR Operating Agreement. Sanjit Bhattacharya’s address is 5853 Chamberlyne Drive, Frisco, Texas 75034, and Topan Bhattacharya’s address is 6584 Sundown Trail, Frisco, Texas 75034.

PLAN OF DISTRIBUTION

We or the selling stockholder may use this prospectus and any accompanying prospectus supplement to sell the securities being offered hereby in and outside the United States through the following methods or by any other method permitted pursuant to applicable law:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

With respect to any offering by us and, to the extent required, with respect to any offering by the selling stockholder, the prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we or the selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. In addition, any shares of Common Stock that qualify for sale by the selling stockholder pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We or the selling stockholder may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities by us, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholder, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or the selling stockholder may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of what we consider to be the most important terms of our capital stock and some of the rights of our stockholders. This description summarizes the material terms and provisions of our capital stock. This summary does not purport to be complete and it may not describe every aspect of our capital stock, the rights of our stockholders or other information that may be important to you. It is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each as amended and restated, and together referred to as our “Charter Documents,” which are incorporated by reference in this prospectus. For a complete description of our capital stock, we urge you to read our Charter Documents because they, and not this description, define the rights of holders of our capital stock. See “Where You Can Find More Information” for information on how to obtain copies of our Charter Documents.

We are authorized to issue up to 24,000,500 shares of Common Stock. As of February 5, 2021, there were 22,434,403 shares of our Common Stock issued and outstanding and an additional 5,556 shares of Common Stock reserved for issuance under the PHX Minerals Inc. Amended 2010 Restricted Stock Plan. All outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.

Each outstanding share of our Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in our Certificate of Incorporation. Except as otherwise provided by the Oklahoma General Corporation Act, or OGCA, or our Charter Documents, if a quorum is present: (a) at a meeting of stockholders for an uncontested election of directors, directors shall be elected by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; (b) at a meeting of stockholders for a contested election of directors, directors shall be elected by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (c) action on any matter other than the election of directors shall be approved by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the action.

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Under our Bylaws and the OGCA, our stockholders may take action without a meeting provided such action is approved by written consent signed by the holders of at least seventy-five (75%) of all outstanding shares of our Common Stock. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken to any stockholders who did not give their written consent.

Section 1056.B. of the OGCA provides that a written consent to elect directors may be used in lieu of holding an annual meeting of the stockholders only if the consent is unanimous or if “all of the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.”

Our Bylaws can be adopted, amended or repealed by a majority of the whole board of directors or by the holders of 66 2/3% of the outstanding shares of Common Stock entitled to vote.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.

Dividends

The holders of Common Stock are entitled to receive dividends if, as and when declared by the board of directors out of funds legally available therefore, subject to the limitations contained in the OGCA and the dividend preferences of any outstanding shares of preferred stock, if any.

Redemption, Conversion Rights and Preemptive Rights

The holders of our Common Stock do not possess redemption rights, conversion rights or preemptive rights. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Other Provisions

The Common Stock to be offered by any applicable prospectus supplement has been, or will be, duly and validly authorized by the Company, and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare. Its address is Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202, and its telephone number is (502) 301-6000.

Listing

Our Common Stock is listed on the NYSE under the symbol “PHX.”

This section is a summary and may not describe every aspect of our Common Stock that may be important to you. We urge you to read applicable Oklahoma law and our Charter Documents because they, and not this description, define your rights as a holder our Common Stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Certain Anti-Takeover Provisions of Oklahoma Law and Our Charter Documents

Some provisions of Oklahoma law and our Charter Documents contain provisions that could make certain transactions, such as takeovers, more difficult. These provisions, which are summarized below, may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price of our shares. Therefore, these provisions could adversely affect the price of our securities.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with

us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary. With respect to the nomination of directors, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of stockholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, not later than 90 days nor more than 120 days prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Company. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or from otherwise attempting to obtain control of us.

No Cumulative Voting

The OGCA provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Oklahoma Business Combination Statute

Under the OGCA, mergers, consolidations and sales of substantially all of the assets of an Oklahoma corporation must generally be approved by a vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. We are subject to Section 1090.3 of the OGCA which restricts certain transactions between an Oklahoma corporation (or its majority owned subsidiaries) and a holder of 15% or more of the corporation’s outstanding voting stock, together with affiliates or associates thereof (excluding persons who were 15% stockholders on September 1, 1991, or who become such by action of the corporation alone).

In general, Section 1090.3 of the OGCA prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date the person became an interested stockholder, unless:

•

prior to the date the person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held under certain employee stock plans; or

•	on or subsequent to the date of the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested stockholder.

An “interested stockholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested stockholder status and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder of 10% or more of our assets;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested stockholder;

•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or

•	any share acquisition by the interested stockholder pursuant to Section 1090.1 of the OGCA.

The OGCA allows companies to exempt themselves from the requirements of Section 1090.3 of the OGCA by adopting an amendment to their Certificate of Incorporation. We have not adopted such an amendment.

Oklahoma Control Share Statute

Oklahoma law contains control share acquisition provisions in Sections 1145 through 1155 of the OGCA. In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or

•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the stockholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining stockholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Staggered Board of Directors

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Bylaws and Section 1027 of the OGCA permit the removal of any member of our board of directors only for cause. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Stock.

In addition, our Bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a majority of the directors then in office, even if less than a quorum.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders, other than those required by Oklahoma law, may only be called by or at the request of the board of directors.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to reclassify any of our authorized and unissued capital stock into preferred stock in one or more series. For any particular series of preferred stock that we may issue, our board of directors will determine the rights, preferences and other material terms of that series of preferred stock, including:

•	the specific designation;

•	the number of shares offered;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends (if any);

•	the liquidation preference amount (if any);

•	the voting rights (if any);

•	the terms on which the series will be convertible into or exchangeable for other securities or property (if any);

•	the redemption terms (if any);

•	whether the preferred stock will be listed on any securities exchange or market;

•	whether the holders of the preferred stock will have registration rights;

•	whether the holders of the preferred stock will have preemptive rights; and

•	any other specific terms that apply to that series of preferred stock.

Although our board of directors has no intention to do so, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our Common Stock might believe to be in their best interest or in which the holders of our Common Stock might receive a premium for their shares of our Common Stock over the market price of our Common Stock. The board of directors, however, does not intend to issue blank check preferred stock for anti-takeover purposes in the future and, to the extent anti-takeover measures are ever contemplated, the board of directors will put such action to a vote of its stockholders. The issuance of preferred stock may adversely affect the holders of our Common Stock, including, without limitation, by restricting dividends on our Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of our Common Stock. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

Limitation on Liability and Indemnification of Directors and Officers

Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer, employee or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as officers or directors, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the OGCA and are in addition to any other rights the indemnitee may have under our Charter Documents and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement, and may modify or replace, the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security that you purchase.

General

The debt securities (“Debt Securities”) that we may issue will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). We anticipate that the Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures to be entered into between us and one or more trustees to be named in the applicable prospectus supplement, as trustee (each, a “Trustee”), and the indentures may be supplemented or amended from time to time following their execution. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.” The forms of Indenture give us broad authority to set the particular terms of each series of Debt Securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the Indentures. In addition, we anticipate that each Trustee will negotiate changes to our form of Indenture.

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The Debt Securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of the Company.

The Indentures provide that Debt Securities may be issued in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities may be convertible into our Common Stock or preferred stock.

We have summarized selected provisions of the Indentures below. The summary is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable Indenture, any supplemental Indenture, and certificates evidencing the applicable Debt Securities which are filed as exhibits to the registration statement that includes this prospectus. You should read the Indentures, any supplemental Indentures and the certificates evidencing the applicable Debt Securities for provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the Indentures.

Information You Will Find in the Prospectus Supplement

A prospectus supplement, the applicable Indenture and the supplemental Indenture, if any, relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	any limit on the aggregate principal amount of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the Debt Securities are convertible into our Common Stock or preferred stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture or any supplemental Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may also be senior or subordinated in right of payment to any or all of our other subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of senior debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for registration of transfer or exchange (duly endorsed or with the form of transfer or exchange endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such exchange or transfer will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing, or (2) register the transfer of any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global

Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

•

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

•	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of us or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying

Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

•

the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

1.

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

2.

failure to pay any interest on any Debt Securities of that series when due, continues for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

3.

failure to deposit any sinking fund payment when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

4.	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

5.

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continues for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

6.

any Debt is not paid within any applicable grace period after final maturity or is accelerated by its Holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

7.

any judgment or decree for the payment of money in excess of $20.0 million is entered against us, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

8.	certain events of bankruptcy, insolvency or reorganization affecting us.

Additional or different Events of Default applicable to a series of Debt Securities may be described in a prospectus supplement. An Event of Default of one series of Debt Securities is not necessarily an Event of Default for any other series of Debt Securities.

Unless we indicate otherwise in a prospectus supplement, if an Event of Default with respect to the Outstanding Debt Securities of any series occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

1.	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

2.

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

3.

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any Holders of the Debt Securities in certain circumstances, including:

•	to evidence the succession under the Indenture of another Person to us and to provide for its assumption of our obligations to Holders of Debt Securities;

•

to make any changes that would add any additional covenants of us for the benefit of the Holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

•	to add any additional Events of Default;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to secure the Debt Securities;

•	to establish the form or terms of any series of Debt Securities;

•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

•	to cure any ambiguity, defect or inconsistency; or

•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series. Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of Maturity to such date;

•

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the two clauses above, of the amount described in such clause); and

•	certain Debt Securities, including those owned by us or any of our affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Outstanding Debt Securities of any series issued thereunder, when:

•	either:

•

all Outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

•

all Outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default as a result of our bankruptcy, insolvency or reorganization, at any time until 121 days after such deposit;

•

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second through fifth bulleted clauses above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company, as such, shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

The Trustee

We anticipate that we will enter into the Indentures with one or more Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplement indenture for a particular series of Debt Securities. We may retain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The Holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Common Stock, preferred stock or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any Common Stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: shares of Common Stock or preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•

the terms of the units and of any of our Common Stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Derrick & Briggs, LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Accountants

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2020, and the effectiveness of our internal control over financial reporting as of September 30, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, relating to the Company’s oil, NGL and natural gas reserves, has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, given on the authority of said firm as experts in petroleum engineering.

5,500,000 Shares

PHX Minerals Inc.

Common Stock

PROSPECTUS SUPPLEMENT

April 16, 2021

Book-Running Manager

Stifel

Co-Managers

Northland Capital Markets

Seaport Global Securities